Ron Hubbard
Vice President, Investor Relations
P: 615.269.8290
News Release
HEALTHCARE REALTY TRUST REPORTS RESULTS FOR THE FIRST QUARTER

NASHVILLE, Tennessee, May 9, 2023 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the first quarter ended March 31, 2023. The Company reported net loss attributable to common stockholders of $87.1 million, or $0.23 per diluted common share, for the quarter ended March 31, 2023. Normalized FFO for the three months ended March 31, 2023 totaled $152.8 million, or $0.40 per diluted common share.
Salient quarterly highlights include:
•Normalized FFO per share totaled $0.40.
•Same store cash NOI, including the Company's share of joint ventures, for the first quarter increased 2.8% over the prior year. For the trailing twelve months ended March 31, 2023, same store cash NOI, including the Company's share of joint ventures, grew 2.9%.
•Predictive growth measures in the same store portfolio include:
◦Average in-place rent increases of 2.7%
◦Future annual contractual increases of 2.9% for leases commencing in the quarter.
◦Weighted average cash leasing spreads of 3.1% on 954,000 square feet renewed:
▪7% (<0% spread)
▪22% (0-3%)
▪52% (3-4%)
▪19% (>4%)
◦Tenant retention of 82.3%
◦Year-over-year absorption of 150,000 square feet resulted in an average occupancy increase of 50 basis points, to 89.0%.
•Portfolio leasing activity in the first quarter totaled 1,463,000 square feet related to 338 leases:
◦1,039,000 square feet of renewals
◦424,000 square feet of new and expansion leases
•Since January 31st, the Company has closed $96.0 million of asset sales. Year-to-date, the Company closed joint ventures and asset sale transactions totaling $208.8 million at a weighted average cap rate of 6.5%.
•The Company reserved $2.4 million, or approximately $0.01 per share, of first quarter revenue related to Legacy HTA assets more fully described below.
◦The Company reserved $1.5 million of rental income for three skilled nursing facilities in Florida, and $0.9 million in interest income due under a $54.1 million mezzanine construction loan for a project in Houston.
◦In addition, the Company recorded an allowance for credit loss of $5.2 million against the mezzanine loan principal balance and $3.4 million for previously deferred rent from the skilled

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nursing facilities. The Company normalized for the non-cash charges related to these balance sheet allowances.
◦The Company expects to generate in excess of $100 million in proceeds over the next twelve months from the repayment of the loan and the sale of the skilled nursing facilities.
◦The Company does not have any additional mezzanine loans or skilled nursing facilities in the portfolio.
•In March, the Company acquired an outpatient medical facility in Tampa, FL totaling 116,000 square feet for $31.5 million at a 6.6% cap rate. This building is adjacent to the 465-bed BayCare St. Joseph's Hospital. The Company now owns three buildings totaling 172,000 square feet in this cluster.
•In the first quarter, the Company entered into new interest rate swaps totaling $150 million at a weighted average rate of 3.8%. In January, $300 million of interest rate swaps expired.
•Net debt to adjusted EBITDA was 6.6 times at the end of the quarter. Leverage is expected to decline from additional asset sales and underlying portfolio NOI growth.
•A dividend of $0.31 per share was paid in March, which equaled 95% of FAD. For the trailing twelve months, quarterly dividends paid equaled 97% of FAD. A dividend of $0.31 per share will be paid on June 2, 2023 to stockholders and OP unitholders of record on May 16, 2023.
•On Tuesday, May 9, 2023, at 10:00 a.m. Central Time, Healthcare Realty Trust has scheduled a conference call to discuss earnings results, quarterly activities, general operations of the Company and industry trends. Simultaneously, a webcast of the conference call will be available to interested parties at www.healthcarerealty.com under the Investor Relations section. A webcast replay will be available following the call at the same address. Conference Call Access Details: Domestic Dial-In Number: +1 833-470-1428 access code 420531; All Other Locations: +1 404-975-4839 access code 420531. Replay Information: Domestic Dial-In Number: 866-813-9403 access code 380939; All Other Locations: +1 929-458-6194 access code 380939

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. As of March 31, 2023, the Company was invested in over 700 real estate properties totaling more than 40 million square feet and provided leasing and property management services to over 35 million square feet nationwide.

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Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information. In addition to the historical information contained within, this press release contains certain forward-looking statements with respect to the Company. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: failure to realize the expected benefits of the Merger; significant transaction costs and/or unknown or inestimable liabilities; the risk that HTA’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the Company, including the uncertainty of expected future financial performance and results of the Company; the possibility that, if the Company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Company’s common stock could decline; general adverse economic and local real estate conditions; changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in the Company’s proposed market areas; changes in accounting principles generally accepted in the US; policies and guidelines applicable to REITs; the availability of properties to acquire; the availability of financing; pandemics and other health concerns, and the measures intended to prevent their spread, including the currently ongoing COVID-19 pandemic; and the potential material adverse effect these matters may have on the Company’s business, results of operations, cash flows and financial condition. Additional information concerning the Company and its business, including additional factors that could materially and adversely affect the Company’s financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in the Company’s 2022 Annual Report on Form 10-K and in its other filings with the SEC.

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Consolidated Balance Sheets [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	1Q 2023	4Q 2022	3Q 2022
Real estate properties
Land	$1,412,805	$1,439,798	$1,449,550
Buildings and improvements	11,196,297	11,332,037	11,439,797
Lease intangibles	929,008	959,998	968,914
Personal property	11,945	11,907	11,680
Investment in financing receivables, net	120,692	120,236	118,919
Financing lease right-of-use assets	83,420	83,824	79,950
Construction in progress	42,615	35,560	43,148
Land held for development	69,575	74,265	73,321
Total real estate investments	13,866,357	14,057,625	14,185,279
Less accumulated depreciation and amortization	(1,810,093)	(1,645,271)	(1,468,736)
Total real estate investments, net	12,056,264	12,412,354	12,716,543
Cash and cash equivalents	49,941	60,961	57,583
Assets held for sale, net	3,579	18,893	185,074
Operating lease right-of-use assets	336,112	336,983	321,365
Investments in unconsolidated joint ventures	327,746	327,248	327,752
Other assets, net and goodwill	795,242	693,192	587,126
Total assets	$13,568,884	$13,849,631	$14,195,443

LIABILITIES AND STOCKHOLDERS' EQUITY
	1Q 2023	4Q 2022	3Q 2022
Liabilities
Notes and bonds payable	$5,361,699	$5,351,827	$5,570,139
Accounts payable and accrued liabilities	155,210	244,033	231,018
Liabilities of properties held for sale	277	437	10,644
Operating lease liabilities	279,637	279,895	268,840
Financing lease liabilities	73,193	72,939	72,378
Other liabilities	232,029	218,668	203,398
Total liabilities	6,102,045	6,167,799	6,356,417

Redeemable non-controlling interests	2,000	2,014	—

Stockholders' equity
Preferred stock, $0.01 par value; 200,000 shares authorized	—	—	—
Common stock, $0.01 par value; 1,000,000 shares authorized	3,808	3,806	3,806
Additional paid-in capital	9,591,194	9,587,637	9,586,556
Accumulated other comprehensive income (loss)	(8,554)	2,140	5,524
Cumulative net income attributable to common stockholders	1,219,930	1,307,055	1,342,819
Cumulative dividends [1]	(3,447,750)	(3,329,562)	(3,211,492)
Total stockholders' equity	7,358,628	7,571,076	7,727,213
Non-controlling interest	106,211	108,742	111,813
Total Equity	7,464,839	7,679,818	7,839,026
Total liabilities and stockholders' equity	$13,568,884	$13,849,631	$14,195,443

1Includes Legacy HTA's cumulative dividends in excess of earnings.

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Consolidated Statements of Income
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	1Q 2023	4Q 2022
Revenues
Rental income	$324,093	$329,399
Interest income	4,214	4,227
Other operating	4,618	4,436
	332,925	338,062
Expenses
Property operating	122,040	117,009
General and administrative	14,935	14,417
Acquisition and pursuit costs [1]	287	92
Merger-related costs	4,855	10,777
Depreciation and amortization	184,479	185,275
	326,596	327,570
Other income (expense)
Interest expense before merger-related fair value	(52,895)	(52,464)
Merger-related fair value adjustment	(10,864)	(11,979)
Interest expense	(63,759)	(64,443)
Gain on sales of real estate properties	1,007	73,083
Gain (loss) on extinguishment of debt	—	119
Impairment of real estate assets and credit loss reserves	(31,422)	(54,452)
Equity(loss) gain from unconsolidated joint ventures	(780)	89
Interest and other income (expense), net	547	(1,168)
	(94,407)	(46,772)
Net (loss) income	$(88,078)	$(36,280)
Net loss (income) attributable to non-controlling interests	953	516
Net (loss) income attributable to common stockholders	$(87,125)	$(35,764)

Basic earnings per common share	$(0.23)	$(0.10)
Diluted earnings per common share	$(0.23)	$(0.10)

Weighted average common shares outstanding - basic	378,840	378,617
Weighted average common shares outstanding - diluted [2]	378,840	378,617

1Includes third party and travel costs related to the pursuit of acquisitions and developments.
2Potential common shares are not included in the computation of diluted earnings per share when a loss exists, as the effect would be an antidilutive per share amount. As a result, the Company's OP totaling 4,042,993 units was not included.

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Reconciliation of FFO, Normalized FFO and FAD [1,2,3]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	1Q 2023	4Q 2022
Net (loss) income attributable to common stockholders	$(87,125)	$(35,764)
Net (loss) income attributable to common stockholders per share [3]	$(0.23)	$(0.10)

Gain on sales of real estate assets	(1,007)	(73,083)
Impairments of real estate assets	26,227	54,452
Real estate depreciation and amortization	186,109	186,658
Non-controlling (loss) income from partnership units	(1,067)	(382)
Unconsolidated JV depreciation and amortization	4,841	4,020
FFO adjustments	$215,103	$171,665
FFO adjustments per common share - diluted	$0.56	$0.45
FFO	$127,978	$135,901
FFO per common share - diluted	$0.33	$0.35

Acquisition and pursuit costs	287	92
Merger-related costs	4,855	10,777
Lease intangible amortization	146	137
Non-routine legal costs/forfeited earnest money received	—	194
Debt financing costs	—	625
Allowance for credit losses [4]	8,599	—
Merger-related fair value adjustment	10,864	11,979
Unconsolidated JV normalizing items [5]	117	96
Normalized FFO adjustments	$24,868	$23,900
Normalized FFO adjustments per common share - diluted	$0.06	$0.06
Normalized FFO	$152,846	$159,801
Normalized FFO per common share - diluted	$0.40	$0.42

Non-real estate depreciation and amortization	604	624
Non-cash interest amortization, net [6]	682	2,284
Rent reserves, net	1,371	(100)
Straight-line rent income, net	(8,246)	(9,873)
Stock-based compensation	3,745	3,573
Unconsolidated JV non-cash items [7]	(227)	(316)
Normalized FFO adjusted for non-cash items	150,775	155,993
2nd generation TI	(8,882)	(13,523)
Leasing commissions paid	(7,013)	(7,404)
Capital expenditures	(8,946)	(25,669)
Total maintenance capex	(24,841)	(46,596)
FAD	$125,934	$109,397
Quarterly dividends	$119,442	$119,323
FFO wtd avg common shares outstanding - diluted [8]	383,335	383,228

1Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by the NAREIT. NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.”
2FFO, Normalized FFO and Funds Available for Distribution ("FAD") do not represent cash generated from operating activities determined in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company's operating performance or as alternatives to cash flow as measures of liquidity.
3Potential common shares are not included in the computation of diluted earnings per share when a loss exists, as the effect would be an antidilutive per share amount.
4Includes a $5.2 million credit allowance for a mezzanine loan included in "Impairment of real estate and credit loss reserves" on the Statement of Income and $3.4 million reserve included in “Rental Income” on the Statement of Income for previously deferred rent and straight line rent for three skilled nursing facilities.
5Includes the Company's proportionate share of normalizing items related to unconsolidated joint ventures such as lease intangibles and acquisition and pursuit costs.
6Includes the amortization of deferred financing costs, discounts and premiums, and non-cash financing receivable amortization.
7Includes the Company's proportionate share of straight-line rent, net and rent reserves, net related to unconsolidated joint ventures.
8The Company utilizes the treasury stock method, which includes the dilutive effect of nonvested share-based awards outstanding of 401,937 for the three months ended March 31, 2023. Also includes the diluted impact of 4,042,993 OP units outstanding.

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Reconciliation of Non-GAAP Measures
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

Management considers funds from operations ("FFO"), FFO per share, normalized FFO, normalized FFO per share, funds available for distribution ("FAD") to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses, lease intangible amortization and other normalizing items that are unusual and infrequent in nature. FAD is presented by adding to Normalized FFO non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense and rent reserves, net; and subtracting maintenance capital expenditures, including second generation tenant improvements and leasing commissions paid and straight-line rent income, net of expense. The Company's definition of these terms may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO, Normalized FFO and FAD should be reviewed in connection with GAAP financial measures.

Management believes FFO, FFO per share, Normalized FFO, Normalized FFO per share, and FAD provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, Normalized FFO per share and FAD can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs.

Cash NOI and Same Store Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure unlevered property-level operating results. The Company defines Cash NOI as rental income and less property operating expenses. Cash NOI excludes non-cash items such as above and below market lease intangibles, straight-line rent, lease inducements, lease termination fees, tenant improvement amortization and leasing commission amortization. Cash NOI is historical and not necessarily indicative of future results.

Same Store Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
The Company utilizes the redevelopment classification for properties where management has approved a change in strategic direction for such properties through the application of additional resources including an amount of capital expenditures significantly above routine maintenance and capital improvement expenditures. These properties are described in additional detail in Footnote 6 to the Condensed Consolidated Financial Statements.
Any recently acquired property will be included in the same store pool once the Company has owned the property for eight full quarters. Newly developed or redeveloped properties will be included in the same store pool eight full quarters after substantial completion.

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